UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    January 28, 2011

West Marine, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22512	77-0355502

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Westridge Drive Watsonville, California 95076

(Address of Principal Executive Offices, Including Zip Code)

(831) 728-2700

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On January 28, 2011, West Marine Products, Inc. (the “Tenant”), a wholly-owned subsidiary of West Marine, Inc. (the “Company”), entered into a new lease agreement and addendum, each dated January 28, 2011 (collectively, the “New Lease”), with PanCal West Marine 287, LLC (the “Landlord”), an entity unrelated to the Company or the Tenant, for the Company’s distribution center located in Hollister, California (the “Distribution Center”).  The New Lease replaces in its entirety the previous lease entered into between Tenant and Landlord’s predecessor-in-interest (the “Prior Lease”).  The Prior Lease expires in accordance with its terms on February 3, 2011.

The Distribution Center consists of approximately 240,000 square feet of usable building space. The term of the New Lease is for ten years and eight months, commencing on February 4, 2011 and ending on October 3, 2021 (the “Initial Term”).  Base rent is fixed at $888,000 per year (the “Rent”), however the Rent is abated for the period commencing February 4, 2011 through September 30, 2011 (the “Rent Abatement Period”) so long as Tenant is not in default of the New Lease beyond any applicable cure periods.  During the Rent Abatement Period, the Tenant must pay all other expenses for which it is obligated under the New Lease including, without limitation, real property taxes, insurance, maintenance and repairs.  Over the Initial Term, the Tenant will realize an aggregate savings in reduced base Rent from that payable under the Prior Lease of $595,200.  In addition, the Landlord is obligated to pay Tenant’s brokerage commission.

The New Lease also provides the Tenant with one five-year option to extend the Initial Term following the October 3, 2021 expiration date at a rental rate equal to ninety (90%) percent of “market rent.” Market rent is defined in the New Lease as rent being paid by tenants in the initial year of a lease for similar property in the same geographic area. Tenant and Landlord are obligated to bargain in good faith to reach agreement on “market rent” with a single arbitrator making such determination if the parties fail to reach agreement.

A copy of the New Lease is being filed as Exhibits 10.1 and 10.2 to this report.  This summary is qualified by reference to the New Lease as filed with this report.

Item 9.01.                      Financial Statements and Exhibits.

(a)           Not Applicable.

(b)           Not Applicable.

(c)           Not Applicable.

(d)           Exhibits:

10.1	Lease Agreement, dated January 28, 2011, by and between PanCal West Marine 287, LLC and West Marine Products, Inc.

10.2	Addendum to Lease, dated January 28, 2011, by and between PanCal West Marine 287, LLC and West Marine Products, Inc..

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEST MARINE, INC.

Date:     January 31, 2011                                                      By: /s/ Thomas R. Moran
Thomas R. Moran
Senior Vice President and
Chief Financial Officer